Exhibit 99.1

ACTIVCARD REPORTS 30% INCREASE IN REVENUE FOR SECOND QUARTER 2004

—Enterprise and Government Wins Drive Revenue Growth

FREMONT, CA – August 10, 2004 – ActivCard Corp. (NASDAQ: ACTI), a global provider of strong authentication and trusted digital identity solutions for secure remote access, single sign-on and enterprise access cards, today reported financial results for the second quarter ending June 30, 2004, including the addition of over 140 new global customers and more than 50 new resellers.

For the second quarter of fiscal 2004, ActivCard revenue was $9.5 million, a 30% increase compared with revenue of $7.3 million in the first quarter of 2004. Revenue was $9.5 million in the second quarter of 2003. The Company achieved strong quarter-over-quarter growth in its U.S. and Asia-Pacific regions.

“During the second quarter, we increased our presence in the enterprise and international markets with several contract wins with new and existing customers,” said Ben C. Barnes, ActivCard Chief Executive Officer. “This afternoon, we will also announce a very significant civilian government agency contract win valued at $9.6 million, further illustrating our leadership position within the U.S. Federal Government. This new civilian government contract win is expected to contribute to revenue throughout the next several quarters as the solution is deployed and as we are able to recognize revenue under the terms of the contract.”

Net loss for the second quarter of 2004 was $10.1 million, or $0.24 per diluted share, compared with a net loss of $9.1 million, or $0.22 per diluted share, in the first quarter of 2004 and $10.2 million, or $0.25 per diluted share, in the second quarter of 2003. The net loss for the second quarter of 2004 included charges of $1.5 million related to accruals for restructuring, business realignment and severance benefits. Net loss also included aggregate charges of $1.8 million, or $0.04 per share, related to the equity losses the Company was required to record for Aspace Solutions Ltd. prior to May 27, 2004 and losses from the consolidation of Aspace for the period after May 27, 2004 required pursuant to FASB Interpretation No. 46R. Set forth below in the financial tables of this press release are the Company’s non-GAAP results of operations for the second quarter excluding Aspace, and a reconciliation of this non-GAAP measure to the Company’s GAAP results of operations, net loss and net loss per share for the period.

“We are encouraged by the growth in new resellers and the ongoing development of our global system integrators,” continued Mr. Barnes. “In the Asia Pacific region, we are pleased with the growth of our partnerships and the resulting revenue increase this quarter. We believe that as we build our presence in the international and enterprise markets and continue to strengthen our position in the U.S. government market, we will be positioned for continued revenue growth,” concluded Mr. Barnes.

As of June 30, 2004, the Company had $210.8 million in cash and short-term investments.

Second Quarter Highlights

The following highlights were announced or have occurred since ActivCard’s last earnings announcement.

Customer and Partner Engagements: ActivCard increased its customer base by 142 new customers, added 53 value-added-resellers and increased revenue 30% compared with the previous quarter to a total of $9.5 million in the second quarter of 2004. ActivCard concluded new engagements with companies including the following:

•	British Telecom selected ActivCard’s Authentication Tokens for up to 65,000 employees to secure network access to its critical corporate information. When fully deployed, the solution will represent one of the largest implementations of two factor authentication tokens in the world. ActivCard’s solution will replace the incumbent vendor of authentication tokens and provide British Telecom with the benefits of significantly reduced user authentication costs for its multi-channel secure remote access requirements and a migration path to a more robust card-based solution in the future.

•	Heidelberger Druckmaschinen AG (Heidelberg) implemented ActivCard’s solution to secure access to vital technical and sales information used by its mobile workforce. ActivCard’s solution, comprised of ActivCard AAA Server, ActivCard Tokens and ActivClient for smart cards, will secure network access for 8,500 Heidelberg mobile employees across 170 countries. The comprehensive Secure Remote Access solution improves Heidelberg’s customer service capabilities and response time by providing secure network access throughout its worldwide operations.

•	Carphone Warehouse, Europe’s largest independent mobile communications retailer, has selected ActivCard’s token-based authentication solution to verify employees and partners alike when accessing network systems and services. This solution offers end users fast and seamless access to key computing applications, online and retail sales and inventory databases, company data, secure email, and the Internet.

•	US Bureau of Land Management deployed ActivCard’s ID Management System to issue and manage cards, install applets, and bind cards to PKI certificates.

•	Monsanto and Bell Canada expanded the ActivCard Key Chain Token, and the ActivCard Soft Token enterprise customer base.

•	Alternative Technologies, an ActivCard partner, expanded its channel sales reach by enabling 31 new resellers in North America.

Products: During the second quarter ActivCard extended its product offerings. The highlights of these activities include:

•	ActivCard AAA Server was introduced, supporting strong authentication of Wireless LAN users by implementing standards including 802.1x. ActivCard’s AAA server is the only integrated solution on the market that combines standards-based WLAN security and a wide range of authentication technology including static passwords, tokens, soft tokens, USB keys and smart cards.

•	ActivCard’s Financial Solutions for secure remote payment and banking now comply with MasterCard’s Chip Authentication Program (CAP) — making it possible for financial institutions to offer their customers enhanced online services, via the Internet.

Outlook

For the third quarter of 2004, the Company expects revenues to range between $9.0 million and $10.0 million. In addition, the Company expects to record additional restructuring charges during the remainder of 2004 as it completes the implementation of its previously announced restructuring plan.

Conference Call

ActivCard will hold a conference call at 5 p.m. Eastern Time today, Tuesday, August 10, 2004, to discuss second quarter results. To access the conference call, please dial 800-218-0204 in the U.S., or 303-262-2130 for international callers. Participants are asked to dial-in at least 10 minutes prior to the start of the call, and will need to reference “ActivCard Second Quarter Financial Results.” A live Webcast of this conference call will be available on the Investor page of the ActivCard Website at http://www.activcard.com/en/investors/index.php. Webcast participants should register approximately 10 minutes before the event to download and install any necessary software. A taped replay of the conference call will also be available approximately one hour after the call concludes and will be accessible through August 17, 2004. To access the replay, please dial 800-405-2236 in the U.S., or 303-590-3000 outside of the U.S. Both replay numbers require the passcode 11002936 #. An archived replay of the Webcast will be available on the Company’s website after the call as well.

About ActivCard

ActivCard is a global provider of strong authentication and trusted digital identity solutions for secure remote access, single sign-on and enterprise access cards. ActivCard’s scalable systems and strong authentication solutions are deployed by organizations, from enterprise to governments, around the world. ActivCard provides organizations with industry-specific solutions offering increased security, reduced cost, and user convenience. The modular product design allows customers to add capabilities as required, preserving their investment. Headquartered in Fremont, California, ActivCard has sales and service centers in more than nine countries. For more information, visit www.activcard.com.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with our future operating results, changes in our management team, changes in our business focus, cost reduction initiatives and streamlining of our operations, our history of losses, the concentration of our customer base, our reliance on strategic relationships, our non-controlling interest in Aspace Solutions Ltd., and other risks identified in our periodic filings with the United States Securities and Exchange Commission, including, but not limited to, those appearing under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q. Copies of these filings are available from ActivCard and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ActivCard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ActivCard is a registered trademark and ActivClient and Return on Identity are trademarks of ActivCard in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Company Contact:

Scott Leatherman

SR Manager, Marketing Communications

510-574-0100

sleatherman@activcard.com

ACTIVCARD CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2004	December 31, 2003 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,050	$33,599
Short-term investments	194,795	195,135
Accounts receivable, net	6,229	3,364
Other receivables	1,808	2,372
Inventories	2,020	2,744
Prepaid and other current assets	1,556	1,082

Total current assets	222,458	238,296

Property and equipment, net	4,325	4,498
Restricted investments	580	551
Investment in Aspace Solutions Limited	—	5,816
Other intangible assets, net	2,811	1,825
Other long-term assets	832	793
Goodwill	19,462	15,322

Total assets	$250,468	$267,101

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,389	$1,412
Short-term borrowings	1,361	—
Accrued compensation and related benefits	6,719	6,261
Current portion of accrual for restructuring, business realignment, and severance benefits	1,662	892
Accrued and other current liabilities	3,271	3,654
Deferred revenue	4,063	2,875

Total current liabilities	18,465	15,094

Accrual for restructuring, business realignment, and severance benefits, net of current portion	3,562	3,859
Long-term deferred rent	1,147	1,056

Total liabilities	23,174	20,009

Minority interest	1,445	1,513
Shareholders’ equity:
Common stock-$0.001 par value; 75,000,000 shares authorized, 42,455,552 issued and outstanding at June 30, 2004; 42,114,646 issued and outstanding at December 31, 2003	399,814	398,004
Deferred employee stock-based compensation	(820)	(211)
Accumulated deficit	(158,537)	(139,398)
Accumulated other comprehensive loss	(14,608)	(12,816)

Total shareholders’ equity	225,849	245,579

Total liabilities and shareholders’ equity	$250,468	$267,101

(1)	Derived from audited consolidated financial statements.

ACTIVCARD CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Hardware	$3,965	$4,530	$7,762	$10,015
Software	4,044	3,437	6,041	9,633
Maintenance and support	1,482	1,555	2,991	2,941

Total revenue	9,491	9,522	16,794	22,589

Cost of revenue:
Hardware	2,480	3,725	4,296	7,509
Software	1,042	4,752	1,773	5,840
Maintenance and support	630	319	1,108	619

Total cost of revenue	4,152	8,796	7,177	13,968

Gross profit	5,339	726	9,617	8,621

Operating expenses:
Sales and marketing	7,109	4,999	13,234	10,252
Research and development	3,859	4,558	8,243	9,108
General and administrative	2,261	1,687	3,639	3,087
Restructuring, business realignment, and severance benefits	1,522	345	2,709	1,292
In-process research and development	383	—	383	—
Amortization of acquired intangible assets	154	151	268	303
Write-down of acquired intangible assets	—	758	—	758
Re-incorporation expenses	—	121	—	1,066

Total operating expenses	15,288	12,619	28,476	25,866

Loss from operations	(9,949)	(11,893)	(18,859)	(17,245)

Other income (expenses):
Interest income, net	958	1,126	1,974	2,371
Equity in net loss of Aspace Solutions Limited	(859)	—	(2,431)	—
Other income (expenses), net	(571)	46	(161)	(170)

Total other income (expenses), net	(472)	1,172	(618)	2,201

Loss from operations before income tax benefit (provision), minority interest, and other investors’ interest in Aspace Solutions Limited	(10,421)	(10,721)	(19,477)	(15,044)
Income tax benefit (provision)	17	(21)	(38)	(83)
Minority interest	49	550	84	599
Other investors’ interest in Aspace Solutions Limited	292	—	292	—

Loss from continuing operations	(10,063)	(10,192)	(19,139)	(14,528)
Loss from discontinued operations	—	—	—	(228)

Net loss	$(10,063)	$(10,192)	$(19,139)	$(14,756)

Basic and diluted loss per share:

From continuing operations	$(0.24)	$(0.25)	$(0.45)	$(0.36)
From discontinued operations	—	—	—	(0.01)

Net loss per share	$(0.24)	$(0.25)	$(0.45)	$(0.37)

Shares used to compute basic and diluted loss per share	42,187	40,056	42,266	40,334

ACTIVCARD CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Loss from continuing operations	$(19,139)	$(14,528)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	1,066	1,739
Amortization of acquired intangible assets	268	303
Equity in net loss of Aspace Solutions Limited	2,431	—
In-process research and development	383	—
Loss on disposal of property and equipment	164	—
Amortization of employee stock-based compensation	151	529
Minority interest	(84)	(599)
Other investors’ interest in Aspace Solutions Limited	(292)	—
Write-down and disposal of property and equipment	—	1,684
Write-down of acquired intangible assets	—	758
Other non-cash items, net	—	490
Non-cash restructuring and business realignment expenses	—	520
Changes in:
Accounts receivable	(2,924)	4,718
Other receivables	551	(378)
Inventories	560	949
Prepaid and other current assets	(180)	578
Accounts payable	(191)	(611)
Accrued compensation and related benefits	(337)	(477)
Accrual for restructuring, business realignment, and severance benefits	481	(204)
Accrued and other current liabilities	(400)	(330)
Deferred revenue	1,315	(810)
Deferred rent	65	43

Net cash used in continuing operations	(16,112)	(5,626)
Net cash used in discontinued operations	—	(106)

Net cash used in operating activities	(16,112)	(5,732)

Cash flows from investing activities:
Purchases of property and equipment	(779)	(625)
Purchases of short-term investments	(116,820)	(149,495)
Proceeds from sales and maturities of short-term investments	115,353	110,048
Investment in Aspace Solutions Limited	(458)	—
Other long-term assets	(49)	(223)

Net cash used in investing activities	(2,753)	(40,295)

Cash flows from financing activities:
Proceeds from sale of common stock	1,046	3,424
Increase in short-term borrowings	421	—
Repayment of long-term debt	—	(15)

Net cash provided by financing activities	1,467	3,409

Effect of exchange rate changes on cash	(151)	922

Net decrease in cash and cash equivalents	(17,549)	(41,696)
Cash and cash equivalents, beginning of period	33,599	158,880

Cash and cash equivalents, end of period	$16,050	$117,184

ACTIVCARD CORP.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

The following table reconciles ActivCard’s second quarter 2004 consolidated financial results with and without the financial results of Aspace Solutions Ltd, a company in which ActivCard holds a 49% equity interest. The Company is providing this information as a result of the requirement to consolidate Aspace in accordance with Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities. During the three-month period ended June 30, 2004, the Company was required to use the equity method for the period April 1, 2004 to May 27, 2004 and to consolidate the results of Aspace for the period May 28, 2004 to June 30, 2004. ActivCard is providing the non-GAAP net loss and net loss per share data as an alternative for understanding the Company’s operating results. The non-GAAP information is not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. The Company does not have control over Aspace and thus is not able to influence its results; therefore, management uses non-GAAP information as the principal measure of performance for ActivCard. Management also believes that the non-GAAP information will provide shareholders with useful data about the Company’s performance and provide a more consistent basis for quarter-to-quarter comparison of the Company’s operating results.

(in thousands, except per share amounts)	ActivCard’s unaudited reported results for the quarter ended June 30, 2004	Effects of Aspace on ActivCard’s unaudited results for the quarter ended June 30, 2004	ActivCard’s unaudited results for the quarter ended June 30, 2004 excluding effects of Aspace
Revenue	$9,491	$3	$9,488
Cost of revenue	4,152	—	4,152

Gross profit	5,339	3	5,336

Operating expenses:
Sales and marketing	7,109	121	6,988
Research and development	3,859	459	3,400
General and administration	2,261	154	2,107
Restructuring, business realignment, and severance benefits	1,522	—	1,522
In-process research and development	383	383	—
Amortization of acquired intangible assets	154	42	112

Total operating expenses	15,288	1,159	14,129

Loss from operations	(9,949)	(1,156)	(8,793)

Other income (expenses):
Interest income, net	958	(43)	1,001
Equity in net loss of Aspace Solutions Limited	(859)	(859)	—
Other income (expenses), net	(571)	(7)	(564)

Total other income, net	(472)	(909)	437

Loss from operations before income tax benefit (provision), minority interest, and other investors’ interest in Aspace Solutions Limited	(10,421)	(2,065)	(8,356)
Income tax benefit (provision)	17	—	17
Minority interest	49	—	49
Other investors’ interest in Aspace Solutions Limited	292	292	—

Net loss	$(10,063)	$(1,773)	$(8,290)

Net loss per share	$(0.24)	$(0.04)	$(0.20)